UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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TABLE OF CONTENTS Safe Harbor Proxy Communication Statement Investment Case for Turnaround Plan Appendix: Business Summary * * *

This presentation may contain, in addition to historical information, forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Words such as "believe," "demonstrate," "expect," "estimate," "anticipate," "should" and "likely" and similar expressions identify forward-
looking statements.  In addition, statements that are not historical should also be considered forward-looking statements. Forward-looking statements contained in this presentation may relate to, but are not limited to, statements regarding Onvia’s future results of operations, the progress to be made by
Onvia’s turnaround plan, the future financial impact of Onvia’s new business model, future options for Onvia to maximize value for stockholders, Onvia’s future product offerings, and Onvia’s ability to use its net operating losses to offset future taxable net income. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia's "targeted accounts" strategy may fail to increase contract value of new customers; identifying partners to distribute Onvia's content may be slower than expected; client adoption of Onvia's enterprise solutions may be slower than expected; Onvia's market driven product development process may fail to improve sales penetration and client retention rates; and
Onvia's technology may fail to handle the increased demands on its infrastructure caused by increasing network traffic and the volume of aggregated data. Additional information on factors that may impact these forward-looking statements can be found in the "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections, as applicable, in Onvia's Annual Report on Form 10-K for the year December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.
Although Onvia believes that the expectations reflected in the forward-looking statements are reasonable, you should not rely upon forward-looking statements as predictions of future events. Onvia cannot guarantee that future results, levels of activity, performance or events and circumstances reflected in the forward-looking statement will be achieved or occur.
The information contained in this presentation is as of the date indicated. Onvia assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this presentation as a result of new information, future events or developments, or otherwise.
SAFE HARBOR

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*

PROXY COMMUNICATIONS STATEMENT
This presentation may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2012 annual meeting of stockholders.
Onvia, Inc. (“Onvia”) and its directors and certain executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the 2012
Annual Meeting of Stockholders (the “2012 Annual Meeting”). Onvia plans to file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”)
relating to the 2012 Annual Meeting. Information regarding the interests of such participants will be included in the Preliminary Proxy Statement. WE URGE INVESTORS
TO READ THE PRELIMINARY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS
THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ONVIA WILL FILE WITH
THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Preliminary Proxy Statement and any other documents filed by Onvia with the SEC in connection with the 2012 Annual Meeting at the SEC’s website at http://www.sec.gov and
Onvia’s website at http://www.onvia.com.
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INVESTMENT CASE FOR TURNAROUND PLAN * * * * * * * * * * * * * * * * *

KEY POINTS
Developing a high value added, proprietary database
Significant progress made against turnaround plan, operating risks mitigated
Continual value creation for clients and stockholders
Risks are manageable
Execution of turnaround plan will maximize stockholder value
Onvia Board and stockholder interests are aligned
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*
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BUSINESS PROFILE

FINANCIAL IMPACT

VALUE CREATION FOR STOCKHOLDERS

ONVIA™

DEVELOPING A HIGH VALUE ADDED PROPRIETARY
DATABASE
• Database and decision
analytics company
• Proprietary content
• Significant barriers to
entry
• “Must have” solutions
• Pricing power based on
value delivered
• Strong customer loyalty/
retention
• Best in class consultative
selling organization
• Exceptional domain
knowledge
• Profitable, sustainable growth
• Highly predictable financial
performance
• Strong operating leverage
• Potential for 30%
EBITDA margins
• 95% of EBITDA
converts to net income
• Generates free cash flow
• Significant investment
in infrastructure in
2008-2010
• No federal income taxes
• Compelling options to
maximize stockholder value in
the next few years:
• Sale: go private with
strategic or financial
buyer
• Sale: public buyer
• Stay public: build scale
with acquisitions and
organic growth
*

SIGNIFICANT PROGRESS MADE, OPERATING
RISKS MITIGATED
Onvia Attributes January 2011 March 2012
Culture Insular Customer-Centric
Target Market Poorly Defined
Low Lifetime Value
New client ACVC - $3,900
Targeted Accounts
High Lifetime Value
New Client ACVC – nearly doubled to $6,800
Business Model Transactional
Growth without Profit
Solution-Based
Monetize Added Value
Sales Process Lack of Repeatable Process SMB is Disciplined and Effective
Imposing Same Process on Enterprise
Database Platform Difficult to Use Onvia 5 Launched 2/12
Database Strategy No Value-Add
Data Not Normalized
Low Barrier to Entry
Adding Enhanced, Differentiated Content
Data Normalization Initiated
Increasing Barriers
Value Proposition Sales Leads Only
Commodity Vendor
Product Roadmap Expands Client Value
Becoming a High Value Business Partner
Financial Results EBITDA - $1.8MM
Net Loss – ($805k)
EBTIDA - $3.8MM
Net Income – $1.6MM

HIGH
Barriers To Entry
Pricing Power and Differentiation
2012
Content
Expansion
(Awards/Contracts)
2012
Taxonomy/
Intelligent
Searching
2012
Data
Normalization
(Agency, Vendors,
Products)
2013
Proprietary
Data
(Indices)
2013
Decision
Analytics
LOW
Customer Value
HIGH
ONVIA™

CONTINUAL VALUE CREATION FOR CLIENTS AND STOCKHOLDERS 9 *

RISKS ARE MANAGEABLE
Execution Risk Magnitude Mitigation Strategy
Content Expansion Low Core Competency
Taxonomy Low Hired Skillset in 2011
Data Normalization Medium Using Third Party Tools
Develop Decision Analytics Medium Content Capture 2012
Third Party Applications
Sell Analytics Low Market Validation Complete
Solution Selling Successful in H2 2011
Delay in Execution of
Strategy
Medium Leverage Third Party Tools
**
**

EXECUTION OF TURNAROUND PLAN WILL
MAXIMIZE STOCKHOLDER VALUE
Moving to a Business Model with Higher Stockholder Value
—
Higher valuations for Database vs. Lead Generation companies
—
Scalable business model with significant operating leverage
Value Creation at Each Stage of Turnaround Plan
—
Continued increases in EBITDA, Cash and Net Income in each year of turnaround
Leverage Significant Technology Investment from  2008-2010 with Right
Strategy, Leadership, Organization and Culture
*

EXECUTION OF TURNAROUND PLAN WILL
MAXIMIZE STOCKHOLDER VALUE
Market Validation for Product Roadmap
—
Doubled ACVC in 2011
Management Team Has Proven It Can Execute Successfully in 18 Months
—
Defined Strategy and Product Roadmap
—
Aligned Organization to Execute Strategy
—
Institutionalized Customer-Centric Culture
—
Redefined Market
—
Moved from Transactional to Solutions Selling
—
Executed Phase One of Roadmap (Onvia 5)
—
Began to Normalize Data (Public Sector Agencies)
Board of Directors In Alignment with Stockholders
*

ONVIA BOARD AND STOCKHOLDER INTERESTS
ARE ALIGNED
Our Board, consistent with its fiduciary duties, remains receptive to any option that would maximize value for ALL our stockholders but believes that any sale of Onvia now would likely be a “fire sale” that would deprive our stockholders of the opportunity to share in the future growth and profitability of Onvia
*

BUSINESS SUMMARY * * * * * * * *

TABLE OF CONTENTS Business Overview Products Financial Results Tax Benefit Preservation Plan Board of Directors Corporate Governance * *

$23 million revenue provider of solutions that connects businesses to government agency buyers, primarily within the highly decentralized state and local government marketplace
Focused on a very targeted market of companies with a strategic, long-term interest in the public sector
Strong business intelligence for actionable sales and marketing activities, expanding into data and analytics for enterprise-wide strategic planning
Solutions are organized around targeted industries
—
Architecture, Engineering, Construction
—
IT Telecom
—
Operations and Transportation
Business Information Services
ONVIA OVERVIEW

ONVIA
Bid: Olive Electronic Component Manufacturing
Tips & Tricks

ONVIA

ONVIA™

Onvia Database
Annual subscription
Categorized 89,000 government agencies, 275,000
company profiles, & 700,000 government personnel
Applications within the Onvia Database
Project Center
Included in core database subscription
Identify and qualify projects for specific goods and
services
Refine target markets and identify new
markets/buyers
Identify and monitor potential competitors
Evaluate awards for pricing information
CURRENT PRODUCTS

ONVIA
Bid: Other Electronic Component Manufacturing
Tips & Tricks

ONVIA

ONVIA™

Applications within the Onvia Database (cont)
Agency Center
Included in core database subscription
Provides insight into buying patterns, projects and
competition at the government agency level
Spending Forecast Center
Annual subscription (additional to base price)
Database of capital improvement plans, budget
documents
Used for strategic  planning, such as demand
forecasting, resource allocation
CURRENT PRODUCTS

2010
THE NEXT ECONOMY:
Government Market Outlook Report

ONVIA™

Onvia Guide
Annual subscription
Daily sales leads from “real time” market events
Custom Management Reports
Target upcoming contract renewals, identify
agency buyers, and inform the proposal
development process
Term contracts, contact lists, winning proposals
CURRENT PRODUCTS (CONT)

2011 RESULTS HIGHLIGHTS
Revenue: Decreased 14% to $23.2MM
Annual Contract Value (ACV): Decreased 16% to $18.5MM
Gross margin: Stable at 85%
Adjusted EBITDA: Increased 105% to $3.8MM vs. adjusted EBITDA of $1.8MM
Net Income: Increased to $1.6MM vs. net loss of ($806k) in 2010
Cash: $11.5MM or $1.36 per share
Year ended December 31, 2011 vs. 2010

Fiscal Years Ending December 31,				
	*2007**	*2008*	*2009*	*2010***	*2011*
Revenue	**$ 20,928**	**$ 21,142**	**$ 25,637**	**$ 26,992**	**$ 23,163**
Growth %	*25%*	*1%*	*21%*	*5%*	*-14%*
Operating Expenses	(18,475)	(22,701)	(23,968)	(25,150)	(19,394)
EBITDA	**2,453**	**(1,559)**	**1,669**	**1,842**	**3,769**
EBITDA Margin	*12%*	*-7%*	*7%*	*7%*	*16%*
D&A, SBC	(2,941)	(2,248)	(2,266)	(2,736)	(2,869)
Interest Income (net)	982	433	50	88	37
Income (Tax)/Benefit	-	-	-	-	616
Net Income	**$ 494**	**$ (3,374)**	**$ (547)**	**$ (806)**	**$ 1,553**
Margin	*2%*	*NM*	*NM*	*NM*	*7%*

ONVIA™

21 INCOME STATEMENTS (IN THOUSANDS) *2007 results include $2.7MM gain on impaired office lease **2010 results include $967k loss on impaired capitalized software costs

Revenue (in '000s)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-

	Q1 10	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11	Q3 11	Q4 11
Revenue	$6,987	$6,841	$6,705	$6,459	$6,143	$5,846	$5,630	$5,544
Sequential Growth Rate		-2.1%	-2.0%	-3.7%	-4.9%	-4.8%	-3.7%	-1.5%

ONVIA

REVENUES Growth Rates are Down but Improving Sequentially 0.9%

Adjusted EBITDA (in '000s)
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
$(2,000)
$(3,000)
$2,453
$(1,559)
$1,669
$1,842
$3,769
2007
2008
2009
2010
2011

ONVIA

ADJUSTED EBITDA Record Adjusted EBITDA in 2011 despite declining revenues

Annual Contract Value per Client (ACVC)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-

	Q1 10	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11	Q3 11	Q4 11
New Client ACVC (SMB)	$3,425	$3,648	$4,802	$4,548	$6,355	$7,174	$7,163	$6,739
Overall ACVC	$3,119	$3,225	$3,383	$3,558	$3,725	$3,885	$4,027	$4,114

New Client ACVC (SMB) Overall ACVC

ONVIA

ANNUAL CONTRACT VALUE PER CLIENT We are acquiring and retaining our best clients

BALANCE SHEETS
(IN THOUSANDS)
Assets 2009A 2010A 2011A
Cash and Equivalents 14,279 $       10,883 $       11,527 $
Current Assets 2,974             2,765             2,355
Fixed Assets 1,226             1,419             1,275
Internal Use Software 6,615             6,587             6,175
Total Assets 25,094 $       21,654 $       21,332 $
Liabilities
Current Liabilities 2,859 $          2,164 $          1,461 $
Unearned Revenue 11,545           10,010           8,488
Deferred Rent 920                 832                 714
Total Liabilities 15,324           13,005           10,663
Stockholders Equity 9,770             8,649             10,669
Total Liab and SE 25,094 $       21,654 $       21,332 $
As of December 31,

PRESERVATION OF NOLS IS IN BEST
INTERESTS OF ALL STOCKHOLDERS
Company has $73MM in net operating losses (“NOLs”) to offset future taxable net income
—
NOLS expire beginning 2021 through 2031 –
a long-term asset
IRS rules limit the use of NOLs if there is an ownership change (greater than
50% increase involving 5% shareholders) over a three-year rolling period. This is different than a change-in-control for other legal purposes.
Tax Benefit Preservation Plan enacted in March 2011 to protect this long-term, significant asset from being impaired due to such ownership changes
Board of Directors retains sole discretion to exempt any stockholder from the penalties imposed by the Rights Plan
—
All new 5% positions and >1% changes for existing 5% shareholders

BOARD OF DIRECTORS
Insiders own ~8% of the Company (more with stock options)
—
Directors have been buying stock in the market
Board is paid primarily in stock options (total cash compensation $20-$30k annually depending on responsibility).
—
Focus is realizing value not collecting fees
Independent Board with significant, relevant experience
—
Two Directors recommended by large stockholders
—
Former senior executives at major information companies (Lexis,
Experian, Harte Hanks, Ziff Davis)

D. Van Skilling, Chairman ➢ Director since 2004	Serves as Chairman of the Board since November 2010. He has been President of Skilling Enterprises since March 1999. He retired in April 1999 as **Chairman and CEO of Experian Information Systems Inc.**, positions he held since Experian was formed in 1996. Previously he was employed by TRW, Inc. for twenty-seven years, and was Executive Vice President from 1989 to 1996. He is a director of The American Business Bank, the non-executive Chairman of CoreLogic, Inc. and a former director of First American Corporation, First Advantage Corporation, The Lamson and Sessions Company and McData Corporation.
Jeffrey C. Ballowe ➢ Director since 1999 ➢ Compensation Committee	Before leaving **Ziff Davis** at the end of 1997 where he was **President of the Interactive Media Division**, Mr. Ballowe led the launches of five magazines, ZDNet on the Web, ZDTV (became TechTV), and the initial ZD/Softbank investments in Yahoo!, Inc. Mr. Ballowe has served on a number of public and private company boards besides Onvia, including NBCi. He currently serves on the board of or advises a number of companies including Anvato, Inc., Iconology, Inc. and IncentAlign, Inc.
James L. Brill ➢ Director since 2004 ➢ Audit and Nominating and Governance Committees	Since January 1, 2007, he has served as Senior Vice President of Finance and Chief Financial Officer of On Assignment, Inc., a staffing agency for science, information technology and healthcare professionals. From July 1999 to December 2006, he served as Vice President of Finance and Chief Financial Officer of Diagnostic Products Corporation, a medical diagnostics manufacturer. From August 1998 to June 1999, Mr. Brill served as Chief Financial Officer of Jafra Cosmetics International, a cosmetics manufacturer, and Vice President of Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998.
Robert G. Brown ➢ Director since 2004 ➢ Audit and Compensation Committee	Serves as the lead director since October 2005. Mr. Brown is currently President of Brightwood Advisors, a private company providing business consulting to technology companies and investors. Prior to Brightwood Advisors, Mr. Brown was **Group President with Harte-Hanks**, a provider of direct marketing services, and President and CEO of ZD Market Intelligence, a division of Ziff Davis, Inc.
Roger L. Feldman ➢ Director since 2004 ➢ Audit and Nominating and Governance Committees	Principal of West Creek Capital, an investment firm he co-founded in 1992. Prior to forming West Creek Capital, Mr. Feldman was an investment banker and an attorney.
Michael E.S. Frankel ➢ Director since 2010 ➢ Compensation and Nominating and Governance Committees	Currently serves as Interim CEO of HolaDoctor, a content and advertising business focused on the Hispanic health market. Previously served **as SVP Business Development and M&A of LexisNexis Group**, a leading global provider of content-enabled workflow solutions from 2008-2011. Mr. Frankel previously served as SVP Corporate Development and Strategy for Information Resources Inc., a provider of enterprise market information solutions and services, from 2005 to 2008, VP Business Development for GE Capital, the financial services unit of General Electric, from 2003 to 2005, and VP Corporate Development for VeriSign, Inc., a leading provider of online security, from 2000 to 2003. Mr. Frankel was also an investment banker with Merrill Lynch and a corporate attorney with Skadden, Arps.
Henry G. Riner ➢ Director since 2010	Was appointed President and Chief Executive Officer of Onvia effective October 2010. Before joining Onvia, Mr. Riner was CEO of OSG Billing Services ("OSG"), a New Jersey-based company that provides web-based invoice and statement printing services since 2009. From 2006 to 2008, he served as CEO of CoAMS, Inc., a trade promotions management company, and CEO of SourceLink, Inc. ("SourceLink"), a direct marketing services provider, from 1997 to 2005. Prior to SourceLink, Mr. Riner was CEO of University Microfilm (now known as ProQuest), the information and learning division of Bell and Howell Company, from 1994 until 1997.

ONVIA™

28 BOARD OF DIRECTORS

CORPORATE GOVERNANCE
Six of seven current directors are independent
Separate Chairman and CEO positions with independent Chairman
Audit, Compensation, Governance and Nominating Committees comprised solely of independent directors and meet regularly in executive sessions without management
No related-party transactions
*

Hank Riner, President & CEO Cameron Way, Chief Financial Officer CONTACTS Onvia Headquarters 509 Olive Way, Suite 400 Seattle, WA 98101 Tel 206.282.5170 • Fax 206.373.8961 www.Onvia.com 30

Adjusted EBITDA: Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. Onvia defines Adjusted EBITDA as net income before interest expense and other non-cash financing costs; taxes; depreciation; amortization; and non-cash stock-based compensation.  Other companies (including the company’s competitors) may define adjusted
EBITDA differently.  The company presents Adjusted EBITDA because it believes Adjusted EBITDA to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in similar industries and size. Management also uses this information internally for forecasting and budgeting.  It may not be indicative of the historical operating results of Onvia nor is it intended to be predictive of potential future results.  Investors should not consider Adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP.
GLOSSARY

Annual Contract Value (ACV): ACV represents the annualized aggregate revenue value of all subscription contracts as of the end of the quarter.
ACV is driven by Annual Contract Value per Client (ACVC) and the growth in the number of clients. Most of the company’s revenues are generated from subscription contracts, which are typically prepaid and have a minimum term of one year, with revenues recognized ratably over the term of the subscription.
The company also receives revenues from multi-year content reseller licenses, management reports, document download services, and list rental services, which are not included in the calculation of ACV.
ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is useful in understanding the results of its operations.
GLOSSARY

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END PRESENTATION * * * * * * * *